NEWS RELEASE                                                                                                                                                                                                                                                                                 Exhibit 99.1

As previously announced, TDS will hold a teleconference Feb. 24, 2012 at 9:30 a.m. CST. Listen to the live call via the Conference Calls page of www.teldta.com.

Contact:  Jane W. McCahon, Vice President, Corporate Relations

                 (312) 592-5379, jane.mccahon@teldta.com

                 Julie D. Mathews, Manager, Investor Relations

                 (312) 592-5341, julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS Reports FOURTH quarter results

provides financial guidance for 2012

Note: Comparisons are year over year unless otherwise noted.

Fourth Quarter Highlights

U.S. Cellular

▪        Smartphones increased to 52.5 percent of total devices sold from 39.6 percent; smartphone customers increased to 30.5 percent of postpaid customers from 16.7 percent.

▪        Postpaid ARPU (average revenue per unit) increased 5 percent to $53.35 from $50.99.

▪        Service revenues increased 4 percent to $1,030.0 million.

▪        Operating income increased $20.4 million to $16.3 million.

▪        Net loss of 13,000 retail customers, reflecting loss of 20,000 postpaid customers and a gain of 7,000 prepaid customers; postpaid customers comprised 95 percent of retail customers.

▪        Cell sites in service increased 3 percent to 7,882.

TDS Telecom

▪        Operating revenues increased 4 percent to $206.8 million.

▪        ILEC triple play penetration increased to 29 percent from 26 percent.

▪       TDS managedIP stations (ILEC and CLEC) grew to 43,100 from 27,400.

CHICAGO – Feb. 24, 2012 – Telephone and Data Systems, Inc. [NYSE:TDS] reported operating revenues of $1,316.7 million for the fourth quarter of 2011, versus $1,265.8 million in the comparable period one year ago.  Net loss attributable to TDS was $6.2 million, or $0.06 diluted loss per share.  In the fourth quarter of 2010, net income attributable to TDS was $13.1 million, or $0.12 diluted earnings per share.

The fourth quarter of 2011 was impacted by a $7.2 million expense related to the Share Consolidation (see below) that was not deductible for tax purposes, as well as a $6 million adjustment that increased tax expense related to prior periods.

For the twelve months ended Dec. 31, 2011, TDS reported operating revenues of $5,180.5 million, versus $4,986.8 million in 2010.  Net income attributable to TDS for 2011 was $200.5 million, or $1.83 diluted earnings per share. In 2010, net income attributable to TDS was $144.8 million, or $1.31 diluted earnings per share.

“TDS increased revenues and improved profitability in 2011, despite very competitive industry environments for both U.S. Cellular and TDS Telecom,” said LeRoy T. Carlson, Jr., TDS president and CEO. “Both companies are making significant investments in their networks and operational infrastructure to enhance customer experiences and improve operational efficiency.

“Average total service revenue per customer at U.S. Cellular grew six percent in 2011, through greater smartphone penetration, the resulting higher-revenue data plans, and data-driven increases in inbound roaming revenues. Effective cost controls, including careful management of device subsidies, helped to improve profitability. U.S. Cellular had solid holiday sales with positive net retail additions in December, though not enough to offset customer losses for the quarter.

“Growing the postpaid customer base is U.S. Cellular’s top priority for 2012. The company’s strategy to compete includes bringing 4G LTE speeds and devices to customers, attracting new customers by building awareness, increasing our focus of small-to-medium business customers, and looking to expand other points of distribution. U.S. Cellular is also striving to increase profitability by continuing to improve its cost structure and by efficiently managing data growth.

“TDS Telecom continued to build its broadband business in 2011, adding high-speed data customers in its ILEC business, and offering more data services and faster speeds. On the commercial side, TDS Telecom continued to grow the number of stations for its managedIP voice and data solution, and expanded its hosted and managed services business through acquisitions and organic growth.

“TDS Telecom’s strategic priorities for 2012 include continuing to increase broadband speeds, and launching TDS TV® in 19 markets. The company is increasing the range of its services and products for businesses, and will continue to expand the hosted and managed services footprint and service portfolio. TDS Telecom also plans to make substantial progress toward completion of its broadband stimulus projects in 2012 to bring high-speed data access to rural communities.

“At the TDS corporate level, we increased our financial flexibility and reduced the complexity of the capital structure through the Share Consolidation, which was approved by shareholders and became effective in January 2012.  We are also evaluating additional steps to increase shareholder value, while continuing to focus on profitable growth.”

Share Consolidation

On Jan. 13, 2012, TDS shareholders approved Charter Amendments to the TDS Restated Certificate of Incorporation, including a Share Consolidation Amendment to reclassify each Special Common Share as one Common Share, each Common Share as 1.087 Common Shares, and each Series A Common Share as 1.087 Series A Common Shares.  Additionally, there was a Vote Amendment that fixed the percentage voting power in certain matters, and amendments to eliminate obsolete and inoperative provisions.

These approved Charter Amendments were effected on Jan. 24, 2012, and the Special Common Shares ceased to be outstanding and consequently ceased trading on the New York Stock Exchange under the symbol “TDS.S.”

As of Jan. 24, 2012, immediately prior to the reclassification, there were outstanding 6,549,000 Series A Common Shares, 49,980,000 Common Shares and 47,012,000 Special Common Shares.  As of Jan. 24, 2012, immediately following the reclassification, there were outstanding 7,119,000 Series A Common Shares and 101,340,000 Common Shares.

As a result of the Share Consolidation Amendment, shares outstanding as of Dec. 31, 2011, as well as average basic and diluted shares outstanding used to calculate earnings per share as of the beginning of all periods presented, were retroactively restated to reflect the impact of the increased shares outstanding.

TDS’ consolidated balance sheet as of Dec. 31, 2011 was also retroactively adjusted to reflect the incremental shares issued to Common and Series A shareholders based on the closing price of TDS Common Shares as of Dec. 31, 2011.  As a result of the reclassification, an increase in Common Shares, Series A Common Shares and capital in excess of par was offset by a corresponding decrease in retained earnings, with no change to the overall amount of shareholders’ equity.

Guidance for year ending Dec. 31, 2012

This guidance represents the views of management as of Feb. 24, 2012, and should not be assumed to be current as of any other date. There can be no assurance that final results will not differ materially from this guidance. TDS undertakes no legal duty to update such information, whether as a result of new information, future events, or otherwise.

	2012	2011
U.S. Cellular	Estimated Results (1)	Actual Results
Service revenues	$4,050-$4,150 million	$4,053.8 million
Operating income	$200-$300 million	$280.8 million
Depreciation, amortization and accretion expenses, and net gain or loss on asset disposals and exchanges
and loss on impairment of assets (2)	Approx. $600 million	$571.7 million
Adjusted OIBDA (5)	$800-$900 million	$852.5 million
Capital expenditures	Approx. $850 million	$782.5 million

	2012	2011
TDS Telecom ILEC and CLEC operations:	Estimated Results (3)	Actual Results
Operating revenues	$810-$840 million	$815.4 million
Operating income	$55-$85 million	$98.7 million
Depreciation, amortization and accretion expenses, and net gain or loss on asset disposals and exchanges
and loss on impairment of assets (4)	Approx. $190 million	$181.8 million
Adjusted OIBDA (5)	$245-$275 million	$280.9 million
Capital expenditures (6)	$150-$180 million	$191.2 million

(1)     These estimates are based on U.S. Cellular’s current plans, which include a multi-year deployment of 4G LTE technology which commenced in 2011. New developments or changing conditions (such as customer net growth, customer demand for data services or possible acquisitions, dispositions or exchanges), could affect U.S. Cellular's plans and, therefore, its 2012 estimated results.

(2)     2011 Actual Results include gains on asset disposals and exchanges, net of $1.9 million.  The 2012 Estimated Results include only Depreciation, amortization and accretion expenses; such estimated results do not include net gains or losses on disposals and exchanges of assets, or losses on impairment of assets (since such transactions and their effects cannot be predicted).

(3)     These estimates are based on TDS Telecom’s current operations.  Various other factors, including possible acquisitions, dispositions or exchanges, could affect TDS Telecom’s estimated guidance in 2012.

(4)     2011 Actual Results include losses on asset disposals of $1.2 million.  The 2012 Estimated Results include only the estimate for Depreciation, amortization and accretion expenses; such estimated results do not include net gains or losses on asset disposals and exchanges or losses on impairment of assets (since such transactions and their effects cannot be predicted).

(5)     Adjusted OIBDA is defined as operating income excluding the effects of Depreciation, amortization and accretion (OIBDA): the net gain or loss on asset disposals and exchanges (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow.  This measure should not be confused with cash flows from operating activities, which is a component of the Consolidated Statement of Cash Flows.  Adjusted OIBDA excludes the net gain or loss on asset disposals and exchanges (if any) and loss on impairment of assets (if any), in order to show operating results on a more comparable basis from period to period.  TDS does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual and, accordingly, they may be incurred in the future.  TDS believes this measure provides useful information to investors regarding TDS’ financial condition and results of operations because it highlights certain key cash and non-cash items and their impacts on cash flows from operating activities.

(6)     Under the American Recovery and Reinvestment Act of 2009 (“the Recovery Act”), TDS Telecom will receive $105.1 million in federal grants and will provide $30.9 million (a portion of which is included in 2012 estimated capital expenditures) of its own funds to complete 44 projects.  Under the terms of the grants, the projects must be completed by June of 2015.

Stock repurchase summary

The following represents repurchases of TDS Common Shares and TDS Special Common Shares.

Repurchase Period	# Shares	Cost (in millions)
2011 (full year)	748,246	$21.5
2010 (full year)	2,394,476	$68.1
2009 (full year)	6,374,741	$176.6
2008 (full year)	5,861,822	$199.6
Total	15,379,285	$465.8

Conference call information

TDS will hold a conference call on Feb. 24, 2012 at 9:30 a.m. CST.

▪  Listen to the live call online at  http://www.videonewswire.com/event.asp?id=85230  or on the Conference Calls page of www.teldta.com.

▪  Listen to the live call by phone at 877/869-3847 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of www.teldta.com. The call will be archived on the Conference Calls page of www.teldta.com.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone, and broadband services to approximately 7 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS employed 12,300 people as of Dec. 31, 2011.

Visit www.teldta.com  for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of U.S. Cellular to successfully grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; risks and uncertainties relating to possible future restatements; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit our websites at:

TDS:  www.teldta.com                                                                        TDS Telecom: www.tdstelecom.com

U.S. Cellular: www.uscellular.com

United States Cellular Corporation Summary Operating Data (Unaudited)

Quarter Ended	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Total population
Consolidated markets (1)	91,965,000	91,965,000	91,204,000	91,090,000	90,468,000
Consolidated operating markets (1)	46,888,000	46,888,000	46,888,000	46,774,000	46,546,000
Market penetration at end of period
Consolidated markets (2)	6.4%	6.5%	6.5%	6.6%	6.7%
Consolidated operating markets (2)	12.6%	12.7%	12.7%	12.9%	13.0%
All customers
Total at end of period	5,891,000	5,932,000	5,968,000	6,033,000	6,072,000
Gross additions	306,000	299,000	257,000	293,000	327,000
Net additions (losses)	(41,000)	(36,000)	(70,000)	(39,000)	(31,000)
Smartphones sold as a percent of
total devices sold (3)	52.5%	39.9%	39.6%	42.5%	39.6%
Retail customers
Total at end of period	5,608,000	5,621,000	5,644,000	5,698,000	5,729,000
Smartphone penetration (3) (4)	30.5%	26.2%	23.1%	20.3%	16.7%
Gross additions	298,000	284,000	226,000	256,000	292,000
Net retail additions (losses) (5)	(13,000)	(23,000)	(58,000)	(31,000)	(21,000)
Net postpaid additions (losses)	(20,000)	(34,000)	(41,000)	(22,000)	(10,000)
Net prepaid additions (losses)	7,000	11,000	(17,000)	(9,000)	(11,000)
Service revenue components (000s)
Retail service	$882,091	$871,199	$868,630	$864,602	$864,905
Inbound roaming	93,353	107,810	82,760	64,386	67,545
Other	54,601	57,600	50,640	56,125	59,464
Total service revenues (000s)	$1,030,045	$1,036,609	$1,002,030	$985,113	$991,914
Total ARPU (6)	$58.13	$58.09	$55.69	$54.29	$54.37
Billed ARPU (7)	$49.78	$48.82	$48.27	$47.65	$47.41
Postpaid ARPU (8)	$53.35	$52.41	$51.84	$51.21	$50.99
Postpaid churn rate (9)	1.6%	1.5%	1.4%	1.4%	1.5%
Capital expenditures (000s)	$276,400	$248,000	$162,100	$95,900	$203,400
Cell sites in service	7,882	7,828	7,770	7,663	7,645

(1)   Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively. See footnote (2) below.

(2)   Market Penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas®.

(3)    Smartphones represent wireless devices which run on an Android™, BlackBerry®, or Windows Mobile® operating system, excluding tablets.

(4)    Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid customers.

(5)    Includes net postpaid additions (losses) and net prepaid additions (losses).

(6)    Total ARPU - Average monthly service revenue per customer includes retail service, inbound roaming and other service revenues and is calculated by dividing total service revenues by the number of months in the period and by the average total customers during the period.

(7)    Billed ARPU - Average monthly billed revenue per customer is calculated by dividing total retail service revenues by the number of months in the period and by the average total customers during the period. Retail service revenues include revenues attributable to postpaid, prepaid and reseller customers.

(8)    Postpaid ARPU - Average monthly revenue per postpaid customer is calculated by dividing total retail service revenues from postpaid customers by the number of months in the period and by the average postpaid customers during the period.

(9)    Represents the percentage of the postpaid customer base that disconnects service each month. This amount represents the average postpaid churn rate for each respective quarterly period.

TDS Telecom Summary Operating Data (Unaudited)

Quarter Ended	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
TDS Telecom
ILEC:
Equivalent access lines (1)	754,400	762,500	764,600	765,300	767,200
Physical access lines (2)	482,000	490,200	496,300	501,200	507,700
High-speed data customers (3)	238,400	239,000	235,600	231,800	227,700
Long-distance customers	371,500	373,300	373,200	370,600	370,100
managedIP stations (4)	6,900	5,800	5,100	4,300	3,600
Capital expenditures (000s)	$56,200	$51,500	$39,100	$22,100	$55,700
CLEC:
Equivalent access lines (1)	317,500	322,600	328,700	331,000	335,400
High-speed data customers (3)	28,900	30,200	31,500	32,300	33,100
managedIP stations (4)	36,200	33,600	30,200	27,200	23,800
Capital expenditures (000s)	$7,200	$4,700	$6,200	$4,200	$6,200

(1)     Sum of physical access lines and high-capacity data lines, adjusted to estimate the equivalent number of physical access lines in terms of capacity, plus the number of managed Internet Protocol telephony (“managedIP”) stations.

(2)     Individual circuits connecting customers to a telephone company's central office facilities.

(3)     The number of customers provided high-capacity data circuits via various technologies, including DSL, managedIP and dedicated Internet circuit technologies.

(4)     The number of telephone handsets providing communications using IP networking technology.

Telephone and Data Systems, Inc. Consolidated Statement of Operations Highlights Three Months Ended December 31,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Increase/ (Decrease)
	2011	2010	Amount	Percent
Operating revenues
U.S. Cellular	$1,099,633	$1,063,150	$36,483	3%
TDS Telecom	206,770	199,101	7,669	4%
All Other (1)	10,324	3,508	6,816	>(100%)
	1,316,727	1,265,759	50,968	4%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion (2) (3)	937,473	921,778	15,695	2%
Depreciation, amortization and accretion	141,976	143,124	(1,148)	(1%)
(Gain) loss on asset disposals, net	3,868	2,310	1,558	67%
	1,083,317	1,067,212	16,105	2%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	144,748	129,981	14,767	11%
Depreciation, amortization and accretion	46,168	43,837	2,331	5%
(Gain) loss on asset disposals, net	485	464	21	5%
	191,401	174,282	17,119	10%
All Other (1)
Expenses excluding depreciation and amortization	19,117	1,677	17,440	>(100%)
Depreciation and amortization	3,735	2,643	1,092	41%
(Gain) loss on asset disposals, net	(193)	(34)	(159)	>(100%)
	22,659	4,286	18,373	>(100%)

Total operating expenses	1,297,377	1,245,780	51,597	4%
Operating income (loss)
U.S. Cellular	16,316	(4,062)	20,378	>(100%)
TDS Telecom	15,369	24,819	(9,450)	(38%)
All Other (1)	(12,335)	(778)	(11,557)	>(100%)
	19,350	19,979	(629)	(3%)
Investment and other income (expense)
Equity in earnings of unconsolidated entities	18,507	23,027	(4,520)	(20%)
Interest and dividend income	2,229	2,608	(379)	(15%)
Loss on investment	(2,000)	—	(2,000)	N/M
Interest expense (2)	(24,017)	(30,290)	6,273	21%
Other, net	2,157	468	1,689	>(100%)
Total investment and other income (expense)	(3,124)	(4,187)	1,063	25%
Income before income taxes	16,226	15,792	434	3%
Income tax expense (benefit) (3)	18,239	(4,716)	22,955	>(100%)
Net income (loss)	(2,013)	20,508	(22,521)	>(100%)
Less: Net income attributable to noncontrolling interests, net of tax	(4,173)	(7,364)	3,191	43%
Net income (loss) attributable to TDS shareholders	(6,186)	13,144	(19,330)	>(100%)
Preferred dividend requirement	(12)	(12)	—	—
Net income (loss) available to common	$(6,198)	$13,132	$(19,330)	>(100%)

Basic weighted average shares outstanding (4)	108,492	108,979	(487)	—
Basic earnings (loss) per share attributable to TDS shareholders (4)	$(0.06)	$0.12	$(0.18)	>(100%)

Diluted weighted average shares outstanding (4)	108,492	109,790	(1,298)	(1%)
Diluted earnings (loss) per share attributable to TDS shareholders (4)	$(0.06)	$0.12	$(0.18)	>(100%)

(1)   Consists of Suttle Straus printing and distribution operations, Airadigm, corporate operations and intercompany eliminations.

(2)     During the quarter ended December 31, 2010, TDS recorded adjustments to reduce its liability for transactional taxes in the amount of $5.8 million. Of this amount, $2.7 million and $3.1 million reduced Selling, general and administrative expenses and Interest expense, respectively, in the quarter ended December 31, 2010. These transactional taxes related to periods from 2002 through the first quarter of 2010. This adjustment reflects a change in TDS’ estimate of its liability for transactional taxes and interest and the actual amounts due and settled with the taxing authorities of taxes and interest.

(3)     During the quarter ended December 31, 2011, TDS recorded an immaterial adjustment to correct its liabilities and prepaid expense related to property taxes for errors occurring primarily prior to 2009. This adjustment reduced Selling, general and administrative expenses by $5.4 million in the quarter. TDS also recorded an immaterial adjustment to correct its deferred tax balances related to a difference in the tax basis in certain partnerships for errors occurring prior to 2009. This adjustment increased Income tax expense by $6.0 million in the quarter. TDS also recorded other immaterial adjustments to correct errors in prior periods which, together with the foregoing adjustments, reduced Net income (loss) attributable to TDS shareholders by a net of $5.4 million. The correction of such errors in the fourth quarter of 2011 did not have a material effect on any prior periods, the full year ended December 31, 2011, or the trend in earnings.

(4)     On January 13, 2012 TDS shareholders approved a Share Consolidation Amendment to the Restated Certificate of Incorporation of TDS.  Shares outstanding at December 31, 2011, as well as average basic and diluted shares outstanding used to calculate earnings per share as of the beginning of all periods presented, have been retroactively restated to reflect the impact of the increased shares outstanding as a result of the Share Consolidation Amendment.

N/M – Percentage change not meaningful

Telephone and Data Systems, Inc. Consolidated Statement of Operations Highlights Year Ended December 31,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Increase/ (Decrease)
	2011	2010	Amount	Percent
Operating revenues
U.S. Cellular	$4,343,346	$4,177,681	$165,665	4%
TDS Telecom	815,388	795,842	19,546	2%
All Other (1)	21,737	13,306	8,431	63%
	5,180,471	4,986,829	193,642	4%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	3,490,882	3,394,536	96,346	3%
Depreciation, amortization and accretion	573,557	570,955	2,602	—
(Gain) loss on asset disposals and exchanges, net	(1,873)	10,717	(12,590)	>(100%)
	4,062,566	3,976,208	86,358	2%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	534,964	520,823	14,141	3%
Depreciation, amortization and accretion	180,530	174,054	6,476	4%
(Gain) loss on asset disposals, net	1,243	1,131	112	10%
	716,737	696,008	20,729	3%
All Other (1)
Expenses excluding depreciation and amortization	27,157	7,967	19,190	>(100%)
Depreciation and amortization	11,689	10,640	1,049	10%
(Gain) loss on asset disposals, net	(180)	(85)	(95)	>(100%)
	38,666	18,522	20,144	>(100%)

Total operating expenses	4,817,969	4,690,738	127,231	3%
Operating income (loss)
U.S. Cellular	280,780	201,473	79,307	39%
TDS Telecom	98,651	99,834	(1,183)	(1%)
All Other (1)	(16,929)	(5,216)	(11,713)	>(100%)
	362,502	296,091	66,411	22%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	82,538	98,074	(15,536)	(16%)
Interest and dividend income	9,145	10,508	(1,363)	(13%)
Gain on investment	24,103	—	24,103	N/M
Interest expense	(118,201)	(116,810)	(1,391)	(1%)
Other, net	3,658	(2,089)	5,747	>(100%)
Total investment and other income (expense)	1,243	(10,317)	11,560	>(100%)
Income before income taxes	363,745	285,774	77,971	27%
Income tax expense	113,503	95,188	18,315	19%
Net income	250,242	190,586	59,656	31%
Less: Net income attributable to noncontrolling interests, net of tax	(49,676)	(45,737)	(3,939)	(9%)
Net income attributable to TDS shareholders	200,566	144,849	55,717	38%
Preferred dividend requirement	(50)	(50)	—	—
Net income available to common	$200,516	$144,799	$55,717	38%

Basic weighted average shares outstanding (2)	108,562	110,016	(1,454)	(1%)
Basic earnings per share attributable to TDS shareholders (2)	$1.85	$1.32	$0.53	40%

Diluted weighted average shares outstanding (2)	109,100	110,489	(1,389)	(1%)
Diluted earnings per share attributable to TDS shareholders (2)	$1.83	$1.31	$0.52	40%

(1)     Consists of Suttle Straus printing and distribution operations, Airadigm, corporate operations and intercompany eliminations.

(2)     On January 13, 2012 TDS shareholders approved a Share Consolidation Amendment to the Restated Certificate of Incorporation of TDS.  Shares outstanding at December 31, 2011, as well as average basic and diluted shares outstanding used to calculate earnings per share as of the beginning of all periods presented, have been retroactively restated to reflect the impact of the increased shares outstanding as a result of the Share Consolidation Amendment.

N/M – Percentage change not meaningful

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

ASSETS

	December 31,	December 31,
	2011	2010 (1)
Current assets
Cash and cash equivalents	$563,275	$341,683
Short-term investments	246,273	402,882
Accounts receivable from customers and others	542,577	512,946
Inventory	130,044	116,330
Net deferred income tax asset	40,898	37,079
Prepaid expenses	80,628	76,935
Income taxes receivable	85,636	64,985
Other current assets	16,349	17,384
	1,705,680	1,570,224

Assets held for sale	49,647	—

Investments
Licenses	1,494,014	1,460,126
Goodwill	797,077	728,455
Other intangible assets, net	50,734	30,810
Investments in unconsolidated entities	173,710	197,922
Long-term investments	45,138	102,185
Other investments	3,072	8,988
	2,563,745	2,528,486

Property, plant and equipment, net
U.S. Cellular	2,790,302	2,574,522
TDS Telecom	936,757	909,951
Other	57,476	33,311
	3,784,535	3,517,784

Other assets and deferred charges	97,398	79,623

Total assets	$8,201,005	$7,696,117

(1)     Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	December 31,	December 31,
	2011	2010 (1)
Current liabilities
Current portion of long-term debt	$1,509	$1,711
Accounts payable	364,746	317,904
Customer deposits and deferred revenues	207,633	171,781
Accrued interest	7,456	4,308
Accrued taxes	41,069	46,110
Accrued compensation	107,719	99,020
Other current liabilities	144,001	144,938
	874,133	785,772

Liabilities held for sale	1,051	—

Deferred liabilities and credits
Net deferred income tax liability	808,713	589,092
Other deferred liabilities and credits	383,567	354,798

Long-term debt	1,529,857	1,499,862

Noncontrolling interests with redemption features	1,005	855

Equity
TDS shareholders’ equity
Series A Common, Special Common and Common Shares, par value $.01 (2)	1,326	1,270
Capital in excess of par value (2)	2,268,711	2,107,929
Special Common and Common Treasury shares, at cost (2)	(750,921)	(738,695)
Accumulated other comprehensive loss	(8,854)	(3,208)
Retained earnings (2)	2,451,899	2,450,599
Total TDS shareholders’ equity	3,962,161	3,817,895

Preferred shares	830	830
Noncontrolling interests	639,688	647,013

Total equity	4,602,679	4,465,738

Total liabilities and equity	$8,201,005	$7,696,117

(1)     Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

(2)   The December 31, 2011 amounts reflect the impact of the Share Consolidation Amendment to the Restated Certificate of Incorporation of TDS, as approved by the TDS shareholders on January 13, 2012.

                                                                                                                                                                       10

Balance Sheet Highlights December 31, 2011
(Unaudited, dollars in thousands)

	U.S. Cellular		TDS Telecom		TDS Corporate & Other	Intercompany Eliminations		TDS Consolidated

Cash and cash equivalents		$424,155		$44,241	$94,879	$	―	$563,275
Affiliated cash investments		―		361,285	―		(361,285)	―
Short-term investments		127,039		27,444	91,790		―	246,273
		$551,194		$432,970	$186,669		$(361,285)	$809,548

Licenses, goodwill and other intangible assets		$1,965,820		$553,464	$(177,459)	$	―	$2,341,825
Investment in unconsolidated entities		138,096		3,808	36,836		(5,030)	173,710
Long-term and other investments		31,978		1,150	15,082		―	48,210
		$2,135,894		$558,422	$(125,541)		$(5,030)	$2,563,745

Property, plant and equipment, net		$2,790,302		$936,757	$57,476	$	―	$3,784,535

Long-term debt:
Current portion		$127		$196	$1,186	$	―	$1,509
Non-current portion		880,320		1,780	647,757		―	1,529,857
Total		$880,447		$1,976	$648,943	$	―	$1,531,366

Preferred shares	$	―	$	―	$830	$	―	$830

Telephone and Data Systems, Inc.

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents TDS’ cash and cash equivalents and investments at December 31, 2011 and December 31, 2010.

	December 31,	December 31,
	2011	2010
Cash and cash equivalents (1)	$563,275	$341,683
Amounts included in short-term investments (2) (3)
Government-backed securities (4)	218,829	305,612
Certificates of deposit	27,444	97,270
	$246,273	$402,882

Amounts included in long-term investments (2) (5)
Government-backed securities (4)	$45,138	$102,185

(1)   Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

(2)     Designated as held-to-maturity investments and are recorded at amortized cost in the Consolidated Balance Sheet.

(3)     Maturities are less than twelve months from the respective balance sheet dates.

(4)     Includes U.S. treasuries and corporate notes guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

(5)     Maturities range between 15 and 21 months from the balance sheet date.

Telephone and Data Systems, Inc. Consolidated Statement of Cash Flows Twelve Months Ended December 31,
(Unaudited, dollars in thousands)
	2011	2010 (1)
Cash flows from operating activities
Net income	$250,242	$190,586
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	765,776	755,649
Bad debts expense	68,611	83,098
Stock-based compensation expense	36,837	35,128
Deferred income taxes, net	202,547	76,391
Equity in earnings of unconsolidated entities	(82,538)	(98,074)
Distributions from unconsolidated entities	92,231	100,845
(Gain) loss on asset disposals and exchanges, net	(810)	11,763
Gain on investment	(24,103)	—
Noncash interest expense	18,849	9,733
Other operating activities	1,067	383
Changes in assets and liabilities from operations
Accounts receivable	(95,426)	(79,182)
Inventory	(13,382)	40,657
Accounts payable	29,291	(47,759)
Customer deposits and deferred revenues	35,457	6,478
Accrued taxes	(27,871)	(95,284)
Accrued interest	3,351	(7,680)
Other assets and liabilities	(4,418)	93,475
	1,255,711	1,076,207

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(971,759)	(739,222)
Cash paid for acquisitions and licenses	(105,508)	(81,691)
Cash paid for investments	(180,920)	(493,750)
Cash received for investments	393,246	106,255
Other investing activities	(1,148)	370
	(866,089)	(1,208,038)

Cash flows from financing activities
Repayment of short-term debt	(32,671)	—
Repayment of long-term debt	(614,639)	(220,249)
Issuance of long-term debt	643,700	225,648
TDS Common Shares and Special Common Shares reissued for benefit plans, net of tax payments	32	309
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	1,935	509
Repurchase of TDS Common and Special Common Shares	(21,500)	(68,053)
Repurchase of U.S. Cellular Common Shares	(62,294)	(52,827)
Dividends paid	(48,670)	(47,202)
Payment of debt issuance costs	(21,657)	(12,533)
Distributions to noncontrolling interests	(16,236)	(19,630)
Payments to acquire additional interest in subsidiaries	—	(9,248)
Other financing activities	3,970	2,321
	(168,030)	(200,955)

Net increase (decrease) in cash and cash equivalents	221,592	(332,786)
Cash and cash equivalents
Beginning of period	341,683	674,469
End of period	$563,275	$341,683

(1)     Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

TDS Telecom Highlights Three Months Ended December 31,
(Unaudited, dollars in thousands)
			Increase (Decrease)
	2011	2010	Amount	Percent
Local Telephone Operations
Operating revenues
Voice	$41,427	$43,880	$(2,453)	(6%)
Data	48,395	33,265	15,130	45%
Network access	65,354	68,039	(2,685)	(4%)
Miscellaneous	9,706	10,410	(704)	(7%)
	164,882	155,594	9,288	6%
Operating expenses
Cost of services and products	58,042	48,684	9,358	19%
Selling, general and administrative expenses	49,771	43,921	5,850	13%
Depreciation, amortization and accretion	40,718	37,942	2,776	7%
Loss on asset disposals, net	590	425	165	39%
	149,121	130,972	18,149	14%

Operating income	$15,761	$24,622	$(8,861)	(36%)

Competitive Local Exchange Carrier Operations
Revenues	$44,397	$45,878	$(1,481)	(3%)

Expenses (excluding Depreciation, amortization and accretion)	39,444	39,747	(303)	(1%)
Depreciation, amortization and accretion	5,450	5,895	(445)	(8%)
(Gain) loss on asset disposals, net	(105)	39	(144)	>(100%)
	44,789	45,681	(892)	(2%)

Operating income (loss)	$(392)	$197	$(589)	>(100%)

Intercompany revenues	$(2,509)	$(2,371)	$(138)	(6%)
Intercompany expenses	(2,509)	(2,371)	(138)	(6%)

Total TDS Telecom operating income	$15,369	$24,819	$(9,450)	(38%)

TDS Telecom Highlights Twelve Months Ended December 31,
(Unaudited, dollars in thousands)
			Increase (Decrease)
	2011	2010	Amount	Percent
Local Telephone Operations
Operating revenues
Voice	$170,238	$179,539	$(9,301)	(5%)
Data	169,450	126,029	43,421	34%
Network access	265,773	271,964	(6,191)	(2%)
Miscellaneous	39,530	39,862	(332)	(1%)
	644,991	617,394	27,597	4%
Operating expenses
Cost of services and products	215,093	196,298	18,795	10%
Selling, general and administrative expenses	173,949	173,020	929	1%
Depreciation, amortization and accretion	158,554	149,375	9,179	6%
Loss on asset disposals, net	1,158	769	389	51%
	548,754	519,462	29,292	6%

Operating income	$96,237	$97,932	$(1,695)	(2%)

Competitive Local Exchange Carrier Operations
Revenues	$180,332	$187,984	$(7,652)	(4%)

Expenses (excluding Depreciation, amortization and accretion)	155,857	161,041	(5,184)	(3%)
Depreciation, amortization and accretion	21,976	24,679	(2,703)	(11%)
Loss on asset disposals, net	85	362	(277)	(77%)
	177,918	186,082	(8,164)	(4%)

Operating income	$2,414	$1,902	$512	27%

Intercompany revenues	$(9,935)	$(9,536)	$(399)	(4%)
Intercompany expenses	(9,935)	(9,536)	(399)	(4%)

Total TDS Telecom operating income	$98,651	$99,834	$(1,183)	(1%)

Telephone and Data Systems, Inc. Financial Measures and Reconciliation (Unaudited, dollars in thousands)

Three Months Ended December 31, 2011	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$1,099,633	$206,770	$10,324	$1,316,727
Deduct:
U.S. Cellular equipment sales revenue	69,588
Service revenues	1,030,045

Operating income (loss)	16,316	15,369	(12,335)	19,350
Add (Deduct):
Depreciation, amortization and accretion	141,976	46,168	3,735	191,879
Loss on impairment of intangible assets	—	—	—	—
(Gain) loss on asset disposals and exchanges	3,868	485	(193)	4,160
Adjusted OIBDA (3)	$162,160	$62,022	$(8,793)	$215,389

Adjusted OIBDA margin (4)	15.7%	30.0%

Three Months Ended December 31, 2010	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$1,063,150	$199,101	$3,508	$1,265,759
Deduct:
U.S. Cellular equipment sales revenue	71,236
Service revenues	991,914

Operating income (loss)	(4,062)	24,819	(778)	19,979
Add (Deduct):
Depreciation, amortization and accretion	143,124	43,837	2,643	189,604
Loss on impairment of intangible assets	—	—	—	—
(Gain) loss on asset disposals and exchanges	2,310	464	(34)	2,740
Adjusted OIBDA (3)	$141,372	$69,120	$1,831	$212,323

Adjusted OIBDA margin (4)	14.3%	34.7%

	TDS Consolidated
Three Months Ended December 31,	2011	2010 (6)
Cash flows from operating activities	$316,510	$307,166
Deduct:
Cash used for additions to property, plant and equipment	369,999	232,883
Free cash flow (5)	$(53,489)	$74,283

Telephone and Data Systems, Inc. Financial Measures and Reconciliation (Unaudited, dollars in thousands)

Twelve Months Ended December 31, 2011	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$4,343,346	$815,388	$21,737	$5,180,471
Deduct:
U.S. Cellular equipment sales revenue	289,549
Service revenues	4,053,797

Operating income (loss)	280,780	98,651	(16,929)	362,502
Add (Deduct):
Depreciation, amortization and accretion	573,557	180,530	11,689	765,776
Loss on impairment of intangible assets	—	—	—	—
(Gain) loss on asset disposals and exchanges	(1,873)	1,243	(180)	(810)
Adjusted OIBDA (3)	$852,464	$280,424	$(5,420)	$1,127,468

Adjusted OIBDA margin (4)	21.0%	34.4%

Twelve Months Ended December 31, 2010	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$4,177,681	$795,842	$13,306	$4,986,829
Deduct:
U.S. Cellular equipment sales revenue	264,680
Service revenues	3,913,001

Operating income (loss)	201,473	99,834	(5,216)	296,091
Add (Deduct):
Depreciation, amortization and accretion	570,955	174,054	10,640	755,649
Loss on impairment of intangible assets	—	—	—	—
(Gain) loss on asset disposals and exchanges	10,717	1,131	(85)	11,763
Adjusted OIBDA (3)	$783,145	$275,019	$5,339	$1,063,503

Adjusted OIBDA margin (4)	20.0%	34.6%

	TDS Consolidated
Twelve Months Ended December 31,	2011	2010 (6)
Cash flows from operating activities	$1,255,711	$1,076,207
Deduct:
Cash used for additions to property, plant, and equipment	971,759	739,222
Free cash flow (5)	$283,952	$336,985

(1)    Includes ILEC and CLEC intercompany eliminations.

(2)     Consists of Suttle-Straus and Airadigm (as of September 23, 2011), which represents TDS’ Non-Reportable Segment, corporate operations and intercompany eliminations between U.S. Cellular, TDS Telecom and corporate investments. Amounts in this column are presented only to reconcile to consolidated totals and may not otherwise be meaningful.

(3)     Adjusted OIBDA is a segment measure reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance.  Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow.  This measure should not be confused with Cash flows from operating activities, which is a component of the Consolidated Statement of Cash flows. Adjusted OIBDA excludes the net gain or loss on asset disposals and loss on impairment of assets, if any, in order to show operating results on a more comparable basis from period to period. TDS does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual, and accordingly, they may be incurred in the future.

(4)   Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues (U.S. Cellular) and operating revenues (TDS Telecom).  Equipment revenues are excluded from the denominator of the U.S. Cellular calculation since equipment is generally sold at a net negative margin, and the net equipment subsidy is effectively a cost for purposes of assessing business results and is already reflected in adjusted OIBDA. TDS believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin.

(5)   Free cash flow is defined as cash flows from operating activities less Cash used for additions to property, plant and equipment. Free cash flow is a non-GAAP financial measure.  TDS believes that free cash flow as reported by TDS is useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.

(6)     Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

Revision of Prior Period Amounts

In preparing its Consolidated Statement of Cash Flows for the year ended December 31, 2011, TDS discovered certain errors related to the classification of outstanding checks with the right of offset and related to the classification of Accounts payable for Additions to property, plant and equipment as non-cash investing activities for purposes of preparing the Consolidated Statement of Cash Flows.  These errors resulted in the misstatement of Cash and Accounts payable as of December 31, 2010 and each quarterly period in 2011 and the misstatement of Cash Flows from operating activities and Cash Flows from investing activities for the years ended December 31, 2010 and 2009 and each of the quarterly periods in 2011 and 2010.  In accordance with SEC Staff Accounting Bulletin Nos. 99 and 108 (“SAB 99 and SAB 108”), TDS evaluated these errors and determined that they were immaterial to each of the reporting periods affected and, therefore, amendment of previously filed reports was not required. However, in order to provide consistency in the Consolidated Statement of Cash Flows and as permitted by SAB 108, revisions for these immaterial amounts to previously reported annual amounts are reflected in the financial information herein and will be reflected in future filings containing such financial information as permitted by SAB 108.

In accordance with SAB 108, the Consolidated Balance Sheet and the Consolidated Statement of Cash Flows have been revised as follows:

Consolidated Balance Sheet -- December 31, 2010

	As previously
(Dollars in thousands)	reported (1)	Adjustment	Revised

Cash and cash equivalents	$368,134	$(26,451)	$341,683
Total current assets	1,596,675	(26,451)	1,570,224
Total assets	7,722,568	(26,451)	7,696,117
Accounts Payable	344,355	(26,451)	317,904
Total current liabilities	812,223	(26,451)	785,772
Total liabilities and equity	7,722,568	(26,451)	7,696,117

Consolidated Statement of Cash Flows -- Year Ended December 31, 2010

	As previously
(Dollars in thousands)	reported (1)	Adjustment	Revised

Change in Accounts payable	$(4,016)	$(43,743)	$(47,759)
Change in Other assets and liabilities	95,470	(1,995)	93,475
Cash flows used in operating activities	1,121,945	(45,738)	1,076,207
Cash used for additions to property, plant and equipment	(755,032)	15,810	(739,222)
Cash flows from investing activities	(1,223,848)	15,810	(1,208,038)
Net increase (decrease) in cash and cash equivalents	(302,858)	(29,928)	(332,786)

(1)   In Current Report on Form 8-K filed on November 16, 2011.